UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2016

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2016, the stockholders of Exact Sciences Corporation (the “Company”) approved a second amendment to the Company’s 2010 Employee Stock Purchase Plan (the “Stock Purchase Plan Amendment No. 2”).  A description of the terms and conditions of the Stock Purchase Plan Amendment No. 2 is set forth in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders of the Company as filed with the Securities and Exchange Commission on April 29, 2016 (the “2016 Proxy Statement”) under the heading “Proposal 3 - Approval of Second Amendment to 2010 Employee Stock Purchase Plan”, which such description is incorporated by reference herein.  This summary is qualified in its entirety by the full text of the Stock Purchase Plan Amendment No. 2 set forth in Appendix A to the 2016 Proxy Statement, which is also incorporated by reference herein.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On July 28, 2016, the Company held its 2016 Annual Meeting of Stockholders.  The certified results of the matters voted upon at the meeting, which are more fully described in the 2016 Proxy Statement, are as follows:

The Company’s stockholders elected the four nominees to the Company’s Board of Directors to serve for three year terms as Class I directors, with the votes cast as follows:

Director Name	For	Withheld	Broker Non- Votes
Kevin T. Conroy	40,231,623	12,344,962	36,663,957
John A. Fallon, M.D.	50,648,027	1,928,558	36,663,957
David A. Thompson	32,441,574	20,135,011	36,663,957
Katherine S. Zanotti	39,969,201	12,607,384	36,663,957

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, with votes cast as follows:

For	Against	Abstain	Broker Non- Votes
41,390,157	10,798,448	387,977	36,663,959

The Company’s stockholders approved the Stock Purchase Plan Amendment No. 2, with votes cast as follows:

For	Against	Abstain	Broker Non- Votes
49,263,188	2,898,465	414,890	36,663,998

The Company’s stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016, with votes cast as follows:

For	Against	Abstain
87,718,569	1,086,950	435,022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: July 29, 2016	By:	/s/ John Bakewell
John Bakewell
Chief Financial Officer